UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2016, the Board of Directors of Hercules Capital, Inc. (the “Company”) elected Doreen Woo Ho as a director of the Company. There are no arrangements or understandings between Ms. Woo Ho and any other persons pursuant to which Ms. Woo Ho was elected as a director of the Company. Ms. Woo Ho will be entitled to the applicable annual retainer and option and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Woo Ho will also be entitled to enter an indemnification agreement with the Company.

Ms. Woo Ho will hold office as a Class III director for a term expiring in 2019. She will serve on the Compensation Committee.

Ms. Woo Ho is currently an independent Director at US Bancorp and is also a Commissioner of the San Francisco Port Commission, the governing board responsible for the San Francisco, California waterfront adjacent to San Francisco Bay. She has served on the Port Commission since May 2011 and served as President from 2012 to 2014. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California community bank, from September 2009 to November 2009. She served as President of Community Banking at United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing, Student Loans and Corporate Trust, at Wells Fargo & Company, a diversified financial services company, in 2008. She also served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was a member of the Wells Fargo Management Committee from 1999-2008. Prior to Wells Fargo, she was in various leadership roles in corporate and consumer banking with Citibank from 1974-1998. Ms. Woo Ho received her undergraduate degree from Smith College and her received her master’s degree from Columbia University.

Item 8.01. Other Events

On October 25, 2016, the Company issued a press release announcing the appointment of Ms. Ho as a member of the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

October 25, 2016	By:	/s/ Melanie Grace
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated October 25, 2016